SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2003

AboveNet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23269	11-3168327
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

360 Hamilton Avenue
White Plains, New York	10601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 421-6700

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure

On December 5, 2003 AboveNet, Inc. (the “Company”) issued a press release announcing that William LaPerch, the Company’s current Senior Vice President for Operations will assume the position of President and Chief Operating Officer on January 1, 2004, following the expiration on December 31, 2003 of the employment agreement of the Company’s current President and Chief Executive Officer, John Gerdelman. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

 Item 7.   Financial Statements and Exhibits.

A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, AboveNet, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  December 5, 2003

ABOVENET, INC.

By:	/s/ Robert Sokota
Robert Sokota
Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press Release dated December 5, 2003

NEWS RELEASE

CORPORATE HEADQUARTERS	360 HAMILTON AVENUE	WHITE PLAINS, NY 10601	914.421.6700	www.above.net

FOR IMMEDIATE RELEASE

ABOVENET, INC. ANNOUNCES WILLIAM G. LAPERCH

AS NEW PRESIDENT AND CHIEF OPERATING OFFICER

NEW YORK, December 5, 2003 — AboveNet, Inc., the leading provider of optical infrastructure services, announced today that effective as of January 1, 2004, William G. LaPerch will assume the position of President and Chief Operating Officer. Mr. LaPerch, who is currently the Senior Vice President for Operations, has been with the Company since 1999 and holds a Bachelor’s of Science degree from the United States Military Academy and an MBA from Columbia University.  Prior to joining AboveNet, Mr. LaPerch  held various executive positions at both MCI and Verizon.

John Gerdelman, AboveNet’s current President and Chief Executive Officer will be leaving upon the expiration of his employment agreement on December 31, 2003. Mr. Gerdelman, who joined AboveNet in April 2002 a month prior to the Company filing for bankruptcy, led AboveNet through a successful reorganization process that culminated in the Company emerging from chapter 11 protection in September.

“The Board is excited about Bill assuming the President and Chief Operating Officer role and taking AboveNet to the next level by leveraging the Company’s unique assets to develop new products and increase revenues,” stated Board member Richard Postma. “The Board also extends its gratitude to John Gerdelman for having successfully led AboveNet through the chapter 11 reorganization process.  John has done much to put the Company in a position of financial stability and Bill is the ideal candidate to build on that momentum and make AboveNet successful as we enter this new phase.”

Since emerging from chapter 11 protection, the Company has conducted an offering of rights exercisable for $50 million in common stock.  The rights offering was substantially over-exercised and the Company believes that it will raise the full $50 million from the sale of its common stock. “We are very pleased by the overwhelming interest of investors in our rights offering,” said Board member Dennis O’Connell.  “We share this sense of enthusiasm for the Company’s future and are looking forward to taking full advantage of the opportunities presented by the strengthening marketplace.”

Craig McCaw through Fiber LLC., funds managed by Franklin Mutual Advisers and John Kluge through the Kluge Trust are among the largest equity holders of the Company. AboveNet’s new Board of Directors, which was constituted with the emergence from chapter 11 protection in September, consists of Stuart Subotnick, Michael J. Embler, Dennis O’Connell, Jeffrey Brodsky,  Richard Shorten, Richard Postma and, until December 31, 2003, John Gerdelman.

About AboveNet, Inc.

AboveNet, Inc. is the leading provider of network infrastructure services that enable unconstrained information exchange within and between businesses.  AboveNet builds and operates an office-to-office, 100-percent optical network enabling customers to create an efficient, cost-effective network that breaks economic and performance barriers imposed in the last mile by complex legacy telecom infrastructures.  With the most extensive metropolitan optical network in the world, data centers throughout the US and Europe, top quality managed services and a high-performance IP network, AboveNet is able to offer the most flexible and complete information exchange solutions in the industry.

An aggressive and agile player in the industry, AboveNet provides security, performance, scalability and reliability in a wealth of interconnected services designed to facilitate information exchange.  The Company’s metropolitan fiber network provides the foundation for its offerings.  This all optical metropolitan network, combined with AboveNet’s portfolio of integrated solutions, enable enterprise customers to rise above legacy networks to create truly customized networks that enable real-time information exchange when and how it’s needed.

This news release contains forward-looking statements that involve risks and uncertainties.  Factors that could cause or contribute to such risks and uncertainties include, but are not limited to, general economic and business conditions, competition, changes in technology and methods of marketing, and various other factors beyond the Company’s control. This also includes such factors as are described from time to time in the SEC reports filed by the Company including the most recently filed Forms S-3, 10-K, 10-Q and 8-K.

CONTACTS:

Kara Carbone

914.683.6386

kcarbone@above.net